UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 09/28/2005

NYMEX Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-30332

DE	13-4098266
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY 10282-1101

(Address of Principal Executive Offices, Including Zip Code)

(212) 299-2000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01.	Other Events

On September 20, 2005, NYMEX Holdings, Inc. (the “Company”) issued a press release announcing a proposed $135 million investment by General Atlantic LLC for a 10% stake in the Company. The press release also announced that the Company would hold an informational presentation for shareholders and members in New York City on Thursday, September 29, 2005, to introduce General Atlantic and to discuss the proposed investment and other recent NYMEX developments. A replay of the informational presentation will be available on Friday, September 30, 2005 via webcast and conference call. Instructions on how to access the webcast and conference call are available in the shareholder relations section of the Company’s website at www.nymex.com. The Company is disclosing certain information in connection with the informational presentation as Exhibit 99.1 to this Current Report on Form 8-K.

Also on September 29, 2005, the Company issued a press release regarding the informational presentation. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: September 29, 2005	By:	/s/ Christopher K. Bowen
Christopher K. Bowen
General Counsel and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

99.1	Informational Presentation Materials

99.2	Press Release